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                                                                    EXHIBIT 21.1


Subsidiaries of Targeted Genetics Corporation


The Company has four subsidiaries as of December 31, 1999 as follows:


Name of Subsidiary                           Jurisdiction of Organization
CellExSys                                             Washington
Emerald Gene Systems                                  Bermuda
Genovo, Inc.                                          Delaware
TGCF Manufacturing, Inc.                              Washington